Crawford & Company®
5335 Triangle Parkway
Peachtree Corners, GA 30092

FOR IMMEDIATE RELEASE
CRAWFORD & COMPANY REPORTS 2018 THIRD QUARTER RESULTS
COMPANY REAFFIRMS 2018 GUIDANCE

ATLANTA, (November 5, 2018) -- Crawford & Company (www.crawfordandcompany.com) (NYSE: CRD-A and CRD-B), the world’s largest publicly listed independent provider of claims management solutions to insurance companies and self-insured entities, today announced its financial results for the third quarter ended September 30, 2018.
The Company’s two classes of stock are substantially identical, except with respect to voting rights and the Company’s ability to pay greater cash dividends on the non-voting Class A Common Stock (CRD-A) than on the voting Class B Common Stock (CRD-B), subject to certain limitations. In addition, with respect to mergers or similar transactions, holders of CRD-A must receive the same type and amount of consideration as holders of CRD-B, unless different consideration is approved by the holders of 75% of CRD-A, voting as a class.

Consolidated Results
Third Quarter 2018 Summary

•	Revenues before reimbursements of $255.0 million, compared with $270.6 million for the 2017 third quarter

•	Net income attributable to shareholders of $7.9 million, compared to $11.8 million in the same period last year

•	Diluted earnings per share of $0.15 for CRD-A and $0.13 for CRD-B, compared with $0.22 for CRD-A and $0.20 for CRD-B in the prior year third quarter

Non-GAAP Consolidated Results
Third Quarter 2018 Summary

Non-GAAP consolidated results have been calculated excluding the impact of the Garden City Group business the “GCG business”, disposed of on June 15, 2018, and before restructuring and special charges in 2017, and the loss on disposition of business line in 2018.

•	Revenues before reimbursements, on a non-GAAP basis, of $255.0 million up 2%, compared with $250.5 million for the 2017 third quarter

•	Net income attributable to shareholders, on a non-GAAP basis, totaled $8.8 million in the 2018 third quarter, compared to $11.8 million in the same period last year

•	Diluted earnings per share, on a non-GAAP basis, of $0.17 for CRD-A and $0.15 for CRD-B in the 2018 third quarter compared to $0.22 for CRD-A and $0.20 for CRD-B in the prior year third quarter

•	Consolidated adjusted operating earnings, on a non-GAAP basis, were $16.5 million, or 6% of revenues, in the 2018 third quarter, compared with $22.6 million or 9% of revenues in the 2017 third quarter

•	Consolidated adjusted EBITDA, a non-GAAP financial measure, was $25.5 million or 10% of revenues in the 2018 third quarter, compared with $31.1 million or 12% of revenues in the 2017 period

Mr. Harsha V. Agadi, president and chief executive officer of Crawford & Company, stated, “Our third quarter results demonstrate the continued progress we are achieving as we return Crawford & Company to sustained revenue growth, though we fell short of our expectations for operating earnings. For the quarter, sales increased nearly 2% after excluding the results from the disposal of the GCG business from the year ago period. On a year to date basis, after adjusting for the GCG business disposal, Crawford has delivered 4% revenue growth versus 2017 which represents a marked acceleration as our initiatives begin to take hold.
To deliver this growth and increase the pace of growth, we have made strategic investments in four primary areas: one, in technology to become more efficient; two, in our sales people to drive market share; three, in on-going staff development and training; and four, in new product development to deliver innovative solutions designed to solve industry challenges where we see large, untapped market opportunities. Additionally, we remain committed to ensuring the success of our reorganization to Global Service Lines.
As can be seen, our investments are clearly delivering revenue growth while positioning Crawford for future success. That said, the increased investment spend is temporarily suppressing our operating margins and earnings. Importantly, we are carefully managing the business and watching our gross profit dollar growth and margins to ensure that we are not sacrificing long-term profitability for revenue growth. Excluding the results of the GCG business, our nearly $30 million in pro forma revenue growth so far this year has generated an impressive gross profit contribution which we have reinvested back into the business.”
Mr. Agadi concluded, “The pace of business is accelerating at Crawford as our investments continue to deliver top line results, and our long term goal remains to deliver 5% revenue growth and 15% earnings growth, annually. While operating margins and earnings have been impacted by short-term investments needed to drive future growth, we remain confident that we can manage spending and expenses to deliver margin expansion and an acceleration to earnings growth looking to 2019 and beyond.”

Segment Results for the Third Quarter
Crawford Claims Solutions
Crawford Claims Solutions revenues before reimbursements were $85.3 million in the third quarter of 2018, decreasing 1% from $86.3 million in the third quarter of 2017. On a constant dollar basis, third quarter 2018 revenues were $84.4 million. Operating loss was $(0.7) million in the 2018 third quarter, compared with operating income of $2.0 million in the third quarter of 2017, representing an operating margin of (1)% in 2018 and 2% in the 2017 quarter.
Crawford TPA Solutions: Broadspire
Crawford TPA Solutions: Broadspire segment revenues before reimbursements were $100.3 million in the 2018 third quarter, increasing 3% from $97.2 million in the 2017 third quarter. On a constant dollar basis, a non-GAAP measure, third quarter 2018 revenues were $100.0 million. Crawford TPA Solutions: Broadspire recorded operating earnings of $8.1 million in the third quarter of 2018, representing an operating margin of 8%, compared with $9.9 million, or 10% of revenues in the 2017 third quarter.
Crawford Specialty Solutions
Crawford Specialty Solutions revenues before reimbursements were $69.4 million in the third quarter of 2018, down 20% from $87.0 million in the same period of 2017. On a constant dollar basis, third quarter 2018 revenues were $68.8 million. Excluding GCG revenues of $20.0 million in the third quarter of 2017, revenues increased 4% for the quarter as compared to the third quarter of 2017. Operating earnings were $14.9 million in the 2018 third quarter compared with $16.4 million in the 2017 period. The segment’s operating margin for the 2018 quarter was 21%, as compared to 19% in the 2017 quarter.

Unallocated Corporate and Shared Costs and Credits, Net
Unallocated corporate costs, net were $5.8 million in the third quarter of 2018, compared with $4.3 million in the same period of 2017. The increase for the three months ended September 30, 2018 was due to increases in self-insured expenses and in our allowance for doubtful accounts receivable.

Restructuring and Special Charges
The Company recorded no restructuring and special charges in the 2018 third quarter and restructuring charges of $1.4 million in the 2017 third quarter. Restructuring costs for the 2017 third quarter were comprised of costs related to the establishment and phase in of the Company's global business and technology service centers, restructuring and integration costs and other restructuring charges for asset impairments and lease termination costs.

Loss on Disposition of Business Line
On June 15, 2018, the Company completed the sale of all of the issued and outstanding equity interests in its Garden City Group business to EPIQ Class Action & Claims Solutions, Inc. The sale resulted in the recognition of a pretax loss on the sale for the nine months ended September 30, 2018, of $19.0 million after including transaction costs of $2.2 million related to the sale. Adjustments to the loss of $1.2 million pretax were recognized during the third quarter ended September 30, 2018. The loss on sale of the GCG business is presented in the Condensed Consolidated Statements of Operations as a separate charge "Loss on Disposition of Business Line".

Balance Sheet and Cash Flow
The Company’s consolidated cash and cash equivalents position as of September 30, 2018, totaled $53.3 million, compared with $54.0 million at December 31, 2017. The Company’s total debt outstanding as of September 30, 2018, totaled $212.9 million, compared with $225.7 million at December 31, 2017.
During the three months ended September 30, 2018, the Company repurchased 43,190 shares of CRD-A and 10,867 of CRD-B at an average cost of $8.86 and $8.87, respectively. During the nine months ended September 30, 2018, the Company repurchased 1,055,148 shares of CRD-A and 64,755 shares of CRD-B at an average cost of $8.30 and $8.95, respectively.
The Company’s operations provided $16.0 million of cash during the 2018 period, compared with $13.9 million in the 2017 period. The increase in cash provided by operating activities was primarily due to a decrease in accounts receivable partially offset by increased voluntary pension contributions in 2018, compared to 2017.
The Company made contributions of $19.0 million and $4.2 million to its U.S. and U.K. defined benefit pension plans, respectively for the 2018 nine month period, compared with contributions of $9.0 million and $4.0 million, respectively, in the 2017 period. For the quarter ended September 30, 2018, in addition to its expected $3.0 million quarterly contribution, the Company made a one-time voluntary contribution of $10.0 million to its U.S. defined benefit pension plan, which generated a one time U.S. tax benefit. The Company does not expect to make any additional contributions to its U.S. and U.K. plans during the remainder of 2018.

2018 Guidance
Crawford & Company is reaffirming its guidance for 2018 as follows:

•	Consolidated revenues before reimbursements between $1.07 and $1.12 billion;

•	Net income attributable to shareholders of Crawford & Company between $31.0 and $36.0 million, or $0.56 to $0.66 diluted earnings per CRD-A share, and $0.49 to $0.59 diluted earnings per CRD-B share;

•	Consolidated operating earnings between $85.0 and $95.0 million;

•	Consolidated adjusted EBITDA between $127.0 and $137.0 million;

•
Non-GAAP net income attributable to shareholders of Crawford & Company, before loss on disposition of business line, between $43.0 and $48.0 million, or $0.78 to $0.88 diluted earnings per CRD-A share, and $0.71 to $0.81 diluted earnings per CRD-B share.

To a significant extent, Crawford’s business depends on case volumes. The Company cannot predict the future trend of case volumes for a number of reasons, including the fact that the frequency and severity of weather-related claims and the occurrence of natural and man-made disasters, which are a significant source of claims and revenue for the Company, are generally not subject to accurate forecasting.

Conference Call
As previously announced, Crawford & Company will host a conference call on November 6, 2018 at 8:30 a.m. Eastern Time to discuss its third quarter 2018 results. The conference call can be accessed live by dialing 1-800-374-2518 and using Conference ID 9392449. A presentation for tomorrow’s call can also be found on the investor relations portion of the Company’s website, http://www.crawco.com. The call will be recorded and available for replay through December 6, 2018. You may dial 1-855-859-2056 to listen to the replay.

Non-GAAP Presentation
In the normal course of business, our operating segments incur certain out-of-pocket expenses that are thereafter reimbursed by our clients. Under U.S. generally accepted accounting principles (“GAAP”), these out-of-pocket expenses and associated reimbursements are required to be included when reporting expenses and revenues, respectively, in our consolidated results of operations. In the foregoing discussion and analysis of segment results of operations, we do not include a gross up of segment expenses and revenues for these pass-through reimbursed expenses. The amounts of reimbursed expenses and related revenues offset each other in our results of operations with no impact to our net income or operating earnings. A reconciliation of revenues before reimbursements to consolidated revenues determined in accordance with GAAP is self-evident from the face of the accompanying unaudited condensed consolidated statements of operations.
Operating earnings is the primary financial performance measure used by our senior management and chief operating decision maker (“CODM”) to evaluate the financial performance of our Company and operating segments, and make resource allocation and certain compensation decisions. Unlike net income, segment operating earnings is not a standard performance measure found in GAAP. We believe this measure is useful to others in that it allows them to evaluate segment and consolidated operating performance using the same criteria used by our senior management and CODM. Consolidated operating earnings represent segment earnings including certain unallocated corporate and shared costs and credits, but before net corporate interest expense, stock option expense, amortization of customer-relationship intangible assets, goodwill impairment charges, restructuring and special charges, loss on disposition of business line, income taxes, and net income or loss attributable to noncontrolling interests and redeemable noncontrolling interests.
Gross profit is defined as revenues less direct costs which exclude indirect overhead costs allocated to the business.

Adjusted EBITDA is not a term defined by GAAP and as a result our measure of adjusted EBITDA might not be comparable to similarly titled measures used by other companies. However, adjusted EBITDA is used by management to evaluate, assess and benchmark our operational results. The Company believes that adjusted EBITDA is relevant and useful information widely used by analysts, investors and other interested parties. Adjusted EBITDA is defined as net income attributable to shareholders of the Company with adjustments for depreciation and amortization, net corporate interest expense, income taxes, restructuring and special charges, loss on disposition of business line and stock-based compensation expense.
Unallocated corporate and shared costs and credits include expenses and credits related to our chief executive officer and Board of Directors, certain provisions for bad debt allowances or subsequent recoveries such as those related to bankrupt clients, defined benefit pension costs or credits for our frozen U.S. pension plan, certain unallocated professional fees, and certain self-insurance costs and recoveries that are not allocated to our individual operating segments. Restructuring and special charges and loss on disposition of business line are non-core items not directly related to our normal business operations, or our future performance.
Income taxes, net corporate interest expense, stock option expense, and amortization of customer-relationship intangible assets are recurring components of our net income, but they are not considered part of our segment operating earnings because they are managed on a corporate-wide basis. Income taxes are calculated for the Company on a consolidated basis based on statutory rates in effect in the various jurisdictions in which we provide services, and vary significantly by jurisdiction. Net corporate interest expense results from capital structure decisions made by senior management and the Board of Directors, affecting the Company as a whole. Stock option expense represents the non-cash costs generally related to stock options and employee stock purchase plan expenses which are not allocated to our operating segments. Amortization expense is a non-cash expense for finite-lived customer-relationship and trade name intangible assets acquired in business combinations. None of these costs relate directly to the performance of our services or operating activities and, therefore, are excluded from segment operating earnings in order to better assess the results of each segment's operating activities on a consistent basis.
Income taxes are calculated for the non-GAAP presentation of net income before restructuring and special charges and loss on disposition of business line based on statutory rates in effect in the various jurisdictions in which charges exist, and vary by jurisdiction.

Following is a reconciliation of segment and consolidated operating earnings to net income attributable to shareholders of Crawford & Company on a GAAP basis. The reconciliation of 2018 guidance is to the midpoint of the guidance range.

	Three months ended		Nine months ended		Full Year
(in thousands)	September 30, 2018	September 30, 2017	September 30, 2018	September 30, 2017	Guidance 2018
Operating earnings (loss):
Crawford TPA Solutions: Broadspire	$8,055	$9,916	$24,014	$27,594
Crawford Claims Solutions	(651)	2,017	3,816	7,778
Crawford Specialty Solutions	14,879	16,445	35,717	38,882
Unallocated corporate and shared costs, net	(5,798)	(4,326)	(7,316)	(2,750)
Consolidated operating earnings	16,485	24,052	56,231	71,504	$90,000
(Deduct) Add:
Net corporate interest expense	(2,398)	(2,524)	(7,402)	(6,674)	(10,000)
Stock option expense	(393)	(468)	(1,355)	(1,342)	(1,810)
Amortization expense	(2,786)	(2,737)	(8,342)	(8,235)	(11,000)
Restructuring and special charges	—	(1,431)	—	(8,818)	—
Loss on disposition of business line	(1,201)	—	(18,996)	—	(18,996)
Income taxes	(1,828)	(4,922)	(6,255)	(16,569)	(13,994)
Net loss (income) attributable to noncontrolling interests and redeemable noncontrolling interests	17	(157)	159	(188)	(700)
Net income attributable to shareholders of Crawford & Company	$7,896	$11,813	$14,040	$29,678	$33,500

Following is a reconciliation of net income attributable to shareholders of Crawford & Company on a GAAP basis to adjusted EBITDA. The reconciliation of 2018 guidance is to the midpoint of the guidance range.

	Three months ended		Nine months ended		Full Year
(in thousands)	September 30, 2018	September 30, 2017	September 30, 2018	September 30, 2017	Guidance 2018
Net income attributable to shareholders of Crawford & Company	$7,896	$11,813	$14,040	$29,678	$33,500
Add (Deduct):
Depreciation and amortization	10,644	10,290	33,284	30,648	48,300
Stock-based compensation	1,483	1,568	4,838	4,973	7,210
Net corporate interest expense	2,398	2,524	7,402	6,674	10,000
Restructuring and special charges	—	1,431	—	8,818	—
Loss on disposition of business line	1,201	—	18,996	—	18,996
Income taxes	1,828	4,922	6,255	16,569	13,994
Results of the GCG business disposal	—	(1,456)	1,007	(1,454)	—
Adjusted EBITDA	$25,450	$31,092	$85,822	$95,906	$132,000

Following are the reconciliations of GAAP Revenue, Operating Earnings, Pretax Earnings, Net Income, Earnings Per Share and EBITDA to related non-GAAP Adjusted figures, which exclude the results of the disposal of the GCG business, restructuring and special changes, and the loss of disposition of business line for the three months and nine months ended September 30, 2018 and 2017.

Three months ended September 30, 2018
(in thousands)	Revenues	Non-GAAP Operating earnings	Pretax earnings	Net income attributable to Crawford & Company	Diluted earnings per CRD-A share	Diluted earnings per CRD-B share
GAAP	$255,029	$16,485	$9,707	$7,896	$0.15	$0.13
Adjustments:
Loss on disposition of business line, net of tax of $303	—	—	1,201	898	0.02	0.02
Non-GAAP Adjusted	$255,029	$16,485	$10,908	$8,794	$0.17	$0.15

Three months ended September 30, 2017
(in thousands)	Revenues	Non-GAAP Operating earnings	Pretax earnings	Net income attributable to Crawford & Company	Diluted earnings per CRD-A share	Diluted earnings per CRD-B share
GAAP	$270,551	$24,052	$16,892	$11,813	$0.22	$0.20
Adjustments:
GCG business results	(20,032)	(188)	(152)	(145)	—	—
Retained corporate overhead charged to GCG	—	(1,304)	(1,304)	(840)	(0.01)	(0.02)
Restructuring and special charges, net of tax of $468	—	—	1,431	963	0.01	0.02
Non-GAAP Adjusted	$250,519	$22,560	$16,867	$11,791	$0.22	$0.20

Nine months ended September 30, 2018
(in thousands)	Revenues	Non-GAAP Operating earnings	Pretax earnings	Net income attributable to Crawford & Company	Diluted earnings per CRD-A share	Diluted earnings per CRD-B share
GAAP	$807,177	$56,231	$20,136	$14,040	$0.28	$0.22
Adjustments:
GCG business results	(29,875)	3,935	3,932	2,670	0.05	0.05
Retained corporate overhead charged to GCG	—	(2,925)	(2,925)	(1,986)	(0.04)	(0.04)
Loss on disposition of business line, net of tax of $4,796	—	—	18,996	14,200	0.25	0.25
Non-GAAP Adjusted	$777,302	$57,241	$40,139	$28,924	$0.54	$0.48

Nine months ended September 30, 2017
(in thousands)	Revenues	Non-GAAP Operating earnings	Pretax Earnings	Net income attributable to Crawford & Company	Diluted earnings per CRD-A share	Diluted earnings per CRD-B share
GAAP	$807,065	$71,504	$46,435	$29,678	$0.55	$0.49
Adjustments:
GCG business results	(59,659)	2,267	2,463	1,535	0.02	0.02
Retained corporate overhead charged to GCG	—	(3,917)	(3,917)	(2,523)	(0.04)	(0.04)
Restructuring and special charges, net of tax of $2,883	—	—	8,818	5,935	0.10	0.11
Non-GAAP Adjusted	$747,406	$69,854	$53,799	$34,625	$0.63	$0.58

Following is information regarding the weighted average shares used in the computation of basic and diluted earnings per share.

	Three months ended		Nine months ended
(in thousands)	September 30, 2018	September 30, 2017	September 30, 2018	September 30, 2017
Weighted-Average Shares Used to Compute Basic Earnings Per Share:
Class A Common Stock	30,713	31,276	30,829	31,359
Class B Common Stock	24,446	24,550	24,455	24,639
Weighted-Average Shares Used to Compute Diluted Earnings Per Share:
Class A Common Stock	31,390	32,097	31,451	32,156
Class B Common Stock	24,446	24,550	24,455	24,639

Further information regarding the Company’s operating results for the quarter and nine months ended September 30, 2018, and financial position as of September 30, 2018, and cash flows for the nine months ended September 30, 2018 is shown on the attached unaudited condensed consolidated financial statements.

About Crawford & Company
Based in Atlanta, Georgia, Crawford & Company (www.crawco.com) is the world's largest publicly listed independent provider of claims management solutions to the risk management and insurance industry, as well as to self-insured entities, with an expansive global network serving clients in more than 70 countries.
The Company’s shares are traded on the NYSE under the symbols CRD-A and CRD-B. The Company's two classes of stock are substantially identical, except with respect to voting rights and the Company's ability to pay greater cash dividends on the non-voting Class A Common Stock than on the voting Class B Common Stock, subject to certain limitations. In addition, with respect to mergers or similar transactions, holders of Class A Common Stock must receive the same type and amount of consideration as holders of Class B Common Stock, unless different consideration is approved by the holders of 75% of the Class A Common Stock, voting as a class.
Earnings per share may be different between CRD-A and CRD-B due to the payment of a higher per share dividend on CRD-A than CRD-B, and the impact that has on the earnings per share calculation according to generally accepted accounting principles.
FOR FURTHER INFORMATION REGARDING THIS PRESS RELEASE, PLEASE CALL BRUCE SWAIN AT (404) 300-1051.

This press release contains forward-looking statements, including statements about the expected future financial condition, results of operations and earnings outlook of Crawford & Company. Statements, both qualitative and quantitative, that are not historical facts may be “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995 and other federal securities laws. Forward-looking statements involve a number of risks and uncertainties that could cause actual results to differ materially from historical experience or Crawford & Company’s present expectations. Accordingly, no one should place undue reliance on forward-looking statements, which speak only as of the date on which they are made. Crawford & Company does not undertake to update forward-looking statements to reflect the impact of circumstances or events that may arise or not arise after the date the forward-looking statements are made. For further information regarding Crawford & Company, including factors that could cause our actual financial condition, results or earnings to differ from those described in any forward-looking statements, please read Crawford & Company’s reports filed with the SEC and available at www.sec.gov and in the Investor Relations section of Crawford & Company’s website at www.crawfordandcompany.com.

CRAWFORD & COMPANY
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
Unaudited
(In Thousands, Except Per Share Amounts and Percentages)

Three Months Ended September 30,	2018	2017	% Change

Revenues:
Revenues Before Reimbursements	$255,029	$270,551	(6)%
Reimbursements	9,834	16,115	(39)%
Total Revenues	264,863	286,666	(8)%

Costs and Expenses:
Costs of Services Provided, Before Reimbursements	179,238	192,147	(7)%
Reimbursements	9,834	16,115	(39)%
Total Costs of Services	189,072	208,262	(9)%

Selling, General, and Administrative Expenses	63,247	57,859	9%
Corporate Interest Expense, Net	2,398	2,524	(5)%
Restructuring and Special Charges	—	1,431	nm
Loss on Disposition of Business Line	1,201	—	nm
Total Costs and Expenses	255,918	270,076	(5)%

Other Income	762	302	152%

Income Before Income Taxes	9,707	16,892	(43)%
Provision for Income Taxes	1,828	4,922	(63)%

Net Income	7,879	11,970	(34)%

Net Loss (Income) Attributable to Noncontrolling Interests and Redeemable Noncontrolling Interests	17	(157)	(111)%

Net Income Attributable to Shareholders of Crawford & Company	$7,896	$11,813	(33)%

Earnings Per Share - Basic:
Class A Common Stock	$0.15	$0.22	(32)%
Class B Common Stock	$0.13	$0.20	(35)%

Earnings Per Share - Diluted:
Class A Common Stock	$0.15	$0.22	(32)%
Class B Common Stock	$0.13	$0.20	(35)%

Cash Dividends Per Share:
Class A Common Stock	$0.07	$0.07	—%
Class B Common Stock	$0.05	$0.05	—%

nm = not meaningful

CRAWFORD & COMPANY
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
Unaudited
(In Thousands, Except Per Share Amounts and Percentages)

Nine Months Ended September 30,	2018	2017	% Change

Revenues:
Revenues Before Reimbursements	$807,177	$807,065	—%
Reimbursements	41,282	43,103	(4)%
Total Revenues	848,459	850,168	—%

Costs and Expenses:
Costs of Services Provided, Before Reimbursements	574,380	571,355	1%
Reimbursements	41,282	43,103	(4)%
Total Costs of Services	615,662	614,458	—%

Selling, General, and Administrative Expenses	188,907	175,178	8%
Corporate Interest Expense, Net	7,402	6,674	11%
Restructuring and Special Charges	—	8,818	nm
Loss on Disposition of Business line	18,996	—	nm
Total Costs and Expenses	830,967	805,128	3%

Other Income	2,644	1,395	90%

Income Before Income Taxes	20,136	46,435	(57)%
Provision for Income Taxes	6,255	16,569	(62)%

Net Income	13,881	29,866	(54)%

Net Loss (Income) Attributable to Noncontrolling Interests and Redeemable Noncontrolling Interests	159	(188)	(185)%

Net Income Attributable to Shareholders of Crawford & Company	$14,040	$29,678	(53)%

Earnings Per Share - Basic:
Class A Common Stock	$0.28	$0.56	(50)%
Class B Common Stock	$0.22	$0.50	(56)%

Earnings Per Share - Diluted:
Class A Common Stock	$0.28	$0.55	(49)%
Class B Common Stock	$0.22	$0.49	(55)%

Cash Dividends Per Share:
Class A Common Stock	$0.21	$0.21	—%
Class B Common Stock	$0.15	$0.15	—%

nm = not meaningful

CRAWFORD & COMPANY
CONDENSED CONSOLIDATED BALANCE SHEETS
As of September 30, 2018 and December 31, 2017
Unaudited
(In Thousands, Except Par Values)

	September 30,	December 31,
	2018	2017
ASSETS

Current Assets:
Cash and Cash Equivalents	$53,339	$54,011
Accounts Receivable, Net	128,456	174,172
Unbilled Revenues, at Estimated Billable Amounts	118,274	108,745
Income Taxes Receivable	2,378	7,987
Prepaid Expenses and Other Current Assets	28,444	25,452
Total Current Assets	330,891	370,367

Net Property and Equipment	35,127	41,664

Other Assets:
Goodwill	97,579	96,916
Intangible Assets Arising from Business Acquisitions, Net	89,713	97,147
Capitalized Software Costs, Net	74,354	89,824
Deferred Income Tax Assets	25,552	24,359
Other Noncurrent Assets	78,272	67,659
Total Other Assets	365,470	375,905

Total Assets	$731,488	$787,936

LIABILITIES AND SHAREHOLDERS’ INVESTMENT

Current Liabilities:
Short-Term Borrowings	$32,096	$24,641
Accounts Payable	33,878	49,303
Accrued Compensation and Related Costs	71,051	75,892
Self-Insured Risks	16,345	13,407
Income Taxes Payable	1,236	2,703
Deferred Rent	14,163	15,717
Other Accrued Liabilities	38,666	36,563
Deferred Revenues	33,025	37,794
Current Installments of Capital Leases	167	571
Total Current Liabilities	240,627	256,591

Noncurrent Liabilities:
Long-Term Debt and Capital Leases, Less Current Installments	180,683	200,460
Deferred Revenues	22,727	22,515
Accrued Pension Liabilities	61,400	87,035
Other Noncurrent Liabilities	29,513	27,596
Total Noncurrent Liabilities	294,323	337,606

Redeemable Noncontrolling Interests	5,818	6,775

Shareholders’ Investment:
Class A Common Stock, $1.00 Par Value	30,710	31,439
Class B Common Stock, $1.00 Par Value	24,437	24,502
Additional Paid-in Capital	58,765	53,170
Retained Earnings	265,990	269,686
Accumulated Other Comprehensive Loss	(194,020)	(196,477)
Shareholders’ Investment Attributable to Shareholders of Crawford & Company	185,882	182,320
Noncontrolling Interests	4,838	4,644
Total Shareholders’ Investment	190,720	186,964

Total Liabilities and Shareholders’ Investment	$731,488	$787,936

CRAWFORD & COMPANY
SUMMARY RESULTS BY OPERATING SEGMENT
Unaudited
(In Thousands, Except Percentages)

Three Months Ended September 30,

	Crawford TPA Solutions: Broadspire		%	Crawford Claims Solutions		%	Crawford Specialty Solutions		%
	2018	2017	Change	2018	2017	Change	2018	2017	Change

Revenues Before Reimbursements	$100,271	$97,240	3.1%	$85,345	$86,277	(1.1)%	$69,413	$87,034	(20.2)%

Direct Compensation, Fringe Benefits & Non-Employee Labor	59,146	54,387	8.8%	56,583	58,675	(3.6)%	34,481	42,234	(18.4)%
% of Revenues Before Reimbursements	59.0%	55.9%		66.3%	68.0%		49.7%	48.5%

Expenses Other than Reimbursements, Direct Compensation, Fringe Benefits & Non-Employee Labor	33,070	32,937	0.4%	29,413	25,585	15.0%	20,053	28,355	(29.3)%
% of Revenues Before Reimbursements	33.0%	33.9%		34.5%	29.7%		28.9%	32.6%

Total Operating Expenses	92,216	87,324	5.6%	85,996	84,260	2.1%	54,534	70,589	(22.7)%

Operating Earnings (1)	$8,055	$9,916	(18.8)%	$(651)	$2,017	(132.3)%	$14,879	$16,445	(9.5)%
% of Revenues Before Reimbursements	8.0%	10.2%		(0.8)%	2.3%		21.4%	18.9%

Nine Months Ended September 30,

	Crawford TPA Solutions: Broadspire		%	Crawford Claims Solutions		%	Crawford Specialty Solutions		%
	2018	2017	Change	2018	2017	Change	2018	2017	Change

Revenues Before Reimbursements	$303,152	$290,603	4.3%	$268,975	$250,565	7.3%	$235,050	$265,897	(11.6)%

Direct Compensation, Fringe Benefits & Non-Employee Labor	177,706	164,531	8.0%	177,635	166,125	6.9%	119,964	126,088	(4.9)%
% of Revenues Before Reimbursements	58.6%	56.6%		66.0%	66.3%		51.0%	47.4%

Expenses Other than Reimbursements, Direct Compensation, Fringe Benefits & Non-Employee Labor	101,432	98,478	3.0%	87,524	76,662	14.2%	79,369	100,927	(21.4)%
% of Revenues Before Reimbursements	33.5%	33.9%		32.5%	30.6%		33.8%	38.0%

Total Operating Expenses	279,138	263,009	6.1%	265,159	242,787	9.2%	199,333	227,015	(12.2)%

Operating Earnings (1)	$24,014	$27,594	(13.0)%	$3,816	$7,778	(50.9)%	$35,717	$38,882	(8.1)%
% of Revenues Before Reimbursements	7.9%	9.5%		1.4%	3.1%		15.2%	14.6%
(1) A non-GAAP financial measurement which represents net income attributable to the applicable reporting segment excluding income taxes, net corporate interest expense, stock option expense, amortization of customer-relationship intangible assets, restructuring and special charges, loss on disposition of business line, and certain unallocated corporate and shared costs and credits. See pages 4-5 for additional information about segment operating earnings.

CRAWFORD & COMPANY
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
Nine Months Ended September 30, 2018 and September 30, 2017
Unaudited
(In Thousands)

	2018	2017
Cash Flows From Operating Activities:
Net Income	$13,881	$29,866
Reconciliation of Net Income to Net Cash Provided by Operating Activities:
Depreciation and Amortization	33,284	30,648
Deferred Income Taxes	(525)	—
Stock-Based Compensation Costs	4,838	4,973
Loss on Disposition of Business Line	18,996	—
Changes in Operating Assets and Liabilities, Net of Effects of Acquisitions and Dispositions:
Accounts Receivable, Net	12,811	(6,181)
Unbilled Revenues, Net	(26,156)	(16,996)
Accrued or Prepaid Income Taxes	1,313	5,202
Accounts Payable and Accrued Liabilities	(10,665)	(16,233)
Deferred Revenues	(2,068)	(2,352)
Accrued Retirement Costs	(26,486)	(13,360)
Prepaid Expenses and Other Operating Activities	(3,196)	(1,683)
Net Cash Provided by Operating Activities	16,027	13,884

Cash Flows From Investing Activities:
Acquisitions of Property and Equipment	(12,406)	(10,465)
Cash proceeds from disposition of business line	40,275	—
Capitalization of Computer Software Costs	(13,098)	(19,906)
Payments for Business Acquisitions, Net of Cash Acquired	(2,500)	(36,029)
Other Investing Activities	(218)	(2,148)
Net Cash Provided by (Used in) Investing Activities	12,053	(68,548)

Cash Flows From Financing Activities:
Cash Dividends Paid	(10,159)	(10,288)
Payments Related to Shares Received for Withholding Taxes Under Stock-Based Compensation Plans	(107)	(547)
Proceeds from Shares Purchased Under Employee Stock-Based Compensation Plans	1,408	1,048
Repurchases of Common Stock	(7,715)	(6,066)
Increases in Short-Term and Revolving Credit Facility Borrowings	89,554	82,905
Payments on Short-Term and Revolving Credit Facility Borrowings	(100,895)	(22,697)
Payments on Capital Lease Obligations	(361)	(964)
Dividends paid to noncontrolling interests	(349)	(291)
Net Cash (Used In) Provided by Financing Activities	(28,624)	43,100

Effects of Exchange Rate Changes on Cash and Cash Equivalents	(128)	3,284
Decrease in Cash and Cash Equivalents	(672)	(8,280)
Cash and Cash Equivalents at Beginning of Year	54,011	81,569
Cash and Cash Equivalents at End of Period	$53,339	$73,289